                                                                    EXHIBIT 2.01

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of September 29, 1996 is by and among the 16 corporations identified on Schedule I hereto, each a Cayman Islands corporation (collectively "Purchaser"), The Carmel Trust, a trust governed by the laws of Canada ("Seller"), CSK Group, Ltd., a Delaware corporation ("CSK"), and CSK Holdings, Ltd., a Delaware corporation ("Holdings" and, together with CSK, the "Controlling Stockholders").

                                    RECITALS

         A. Seller owns all of the issued and outstanding capital stock of CSK, CSK owns all the issued and outstanding capital stock of Holdings, and Holdings owns all the issued and outstanding capital stock of Northern Automotive Corporation, an Arizona corporation (the "Company").

         B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, certain of the issued and outstanding shares of common stock of CSK on the terms and conditions contained herein which, after the redemption by CSK of all the additional shares of the issued and outstanding shares of common stock of CSK and the purchase by Seller of new shares of common stock of CSK, will result in Purchaser owning stock representing 51% of the voting power and economic value of the then issued and outstanding shares of capital stock of CSK.

         C. Purchaser desires to purchase or arrange for the purchase from CSK and CSK desires to sell to Purchaser or its designee up to $50,000,000 aggregate principal amount of 12% Subordinated Series B Notes due October 31, 2008 of CSK (the "Series B CSK Notes").

         D. Seller desires to arrange for the purchase from CSK by Transatlantic Finance, Ltd. ("Transatlantic") and CSK desires to sell to Transatlantic up to $20,000,000 aggregate principal amount of 12% Subordinated Series A Notes due October 31, 2008 of CSK (the "Series A CSK Notes").

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

         SECTION 1.1 PURCHASE AND SALE OF SHARES.

         (a) Upon and subject to the terms and conditions contained in this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser, equity securities which following the recapitalization of CSK described in Sections 1.2(d) and 4.14 hereof and the sale of Capital Stock to Purchaser (described in Section 1.2(a) below) and Seller (described in Section 1.2(e) below) will represent 51% of the voting power and economic value of the equity Securities of CSK (the "Common Shares"). Purchaser shall pay to Seller $105,000,024 (the "Common Shares Purchase Price") as the purchase price for the Common Shares in cash, by wire transfer of immediately available funds to the account of Seller as designated by Seller in accordance with this Agreement or to such other account as Seller may designate by written notice to Purchaser prior to the Closing Date, as hereinafter defined ("Seller's Account").

         (b) Upon and subject to the terms and conditions contained in this Agreement, Purchaser agrees to purchase or cause a company designated by it prior to the Closing (with the Purchaser, in either case, the "Purchaser Designee") to purchase from CSK, and CSK agrees to sell to the Purchaser Designee $40,000,000 aggregate principal amount of Series B CSK Notes issued pursuant to the Indenture attached hereto as Exhibit A. Notwithstanding the foregoing, Purchaser may elect at the Closing (as defined below) to purchase and CSK shall sell up to an additional $10,000,000 aggregate principal amount of Series B CSK Notes (the "Additional Notes Option"). The Purchaser Designee shall pay to CSK $40,000,000 or, if and to the extent the Additional Notes Option is exercised, up to $50,000,000 (in either case, the "CSK Purchaser Notes Purchase Price") as the purchase price for the Series B CSK Notes in cash, by wire transfer of immediately available funds to the account of CSK as designated by CSK in accordance with this Agreement or such other account as CSK may designate by written notice to Purchaser prior to the Closing Date.

         (c) Upon and subject to the terms and conditions contained in this Agreement, Seller agrees to cause Transatlantic to purchase from CSK, and CSK agrees to sell to Transatlantic $10,000,000 aggregate principal amount of Series A CSK Notes issued pursuant to the Indenture attached hereto as Exhibit
B. Notwithstanding the foregoing, if and to the extent the Additional Notes Option is exercised, Transatlantic shall purchase and CSK shall sell up to an additional $10,000,000 aggregate principal amount of Series A CSK Notes. Transatlantic shall pay to CSK $10,000,000 or, if and to the extent the Additional Notes Option is exercised, up to $20,000,000 (in either case, the "CSK Seller Notes Purchase Price") as the purchase price for the Series A CSK Notes in case, by wire transfer of immediately available funds to the account of CSK as designated by CSK in accordance with this Agreement or such other account as CSK may designate by written notice to Seller prior to the Closing Date.

         (d) Upon and subject to the terms and conditions contained in this Agreement, and after completion of the redemption described in Sections 1.2(d) and 4.14 below, Seller agrees to purchase from CSK, and CSK agrees to sell to Seller shares of CSK capital stock (the "Seller's Common Shares") which shares will represent 49% of the voting power and economic value of the outstanding shares of capital stock of CSK. Seller shall pay to CSK $100,882,376 (the "Seller's Common Shares Purchase Price") as the purchase price for the Seller's Common Shares in cash, by wire transfer of immediately available funds to the account of CSK as designated by CSK in accordance with this Agreement or to such other account as CSK may designate by written notice to the Seller prior to the Closing Date.

         SECTION 1.2 THE CLOSING. The closing of the transactions described in
Section 1.1 above (the "Closing") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park

Avenue, New York, New York 10166, or at such other place as the parties may agree, at 10 a.m. local time on October 31, 1996. The time and date of the Closing as provided above is hereafter referred to as the "Closing Date". At the Closing, the following shall transpire in the order specified: (a) Seller shall cause CSK to amend its charter to give effect to the recapitalization described in Section 4.14 hereof; (b) CSK shall cause Holdings to amend its charter and Holdings shall cause the Company to amend its charter so as to authorize the Holdings Preferred Shares and the Company Preferred Shares (each as defined below), respectively; (c) Seller shall deliver to Purchaser certificates representing the Common Shares, duly endorsed or accompanied by appropriate stock transfer powers duly executed and Purchaser shall pay the Common Shares Purchase Price to Seller in immediately available funds as provided above; (d) CSK shall deliver to the Purchaser Designee the Series B CSK Notes and the Purchaser Designee shall pay the Purchaser Notes Purchase Price to CSK in immediately available funds as provided above; (e) CSK shall deliver to Transatlantic the Series A CSK Notes and Transatlantic shall pay the Seller Notes Purchase Price to CSK in immediately available funds as provided above; (f) CSK shall redeem all of the outstanding shares of Capital Stock of CSK which do not constitute the Common Shares and shall pay to Seller in payment of such redemption $238,467,700 (the "Redemption Price") in cash, by wire transfer of immediately available funds to Seller's Account; (g) CSK shall deliver to Seller certificates representing the Seller's Common Shares, and the Seller shall pay the Seller's Common Shares Purchase Price (from the proceeds of the Common Shares Purchase Price received by Seller) to CSK in immediately available funds as provided above; (h) the proceeds of the Seller's Common Shares Purchase Price shall be paid by CSK to Holdings and by Holdings to the Company as a capital contribution; (i) the proceeds of the CSK Purchaser Notes Purchase Price and the CSK Seller Notes Purchase Price shall be paid by CSK to Holdings as consideration for the purchase of shares of Holdings Preferred Stock (the "Holdings Preferred Shares") with substantially the terms set forth on Exhibit C hereto, and by Holdings to the Company as consideration for the purchase of shares of the Company's Preferred Stock (the "Company's Preferred Shares") with substantially the terms set forth on Exhibit C hereto; (j) Holdings shall deliver to CSK certificates representing the Holdings Preferred Shares; and the Company shall deliver to Holdings certificates representing the Company Preferred Shares; (k) Seller and Purchaser shall cause the Company to amend its charter to change its name to "CSK Auto, Inc."; and (l) Seller shall execute an Assumption of Liabilities substantially in the form of Exhibit D hereto (the "Assumption of Liabilities") pursuant to which it will unconditionally assume any and all liabilities and obligations of the Controlling Stockholders existing immediately prior to the Closing except for any guarantees of liabilities or obligations of the Company.



                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth on the Disclosure Letter delivered by Seller to Purchaser in connection with this Agreement (the "Disclosure Letter"), Seller hereby represents and warrants to Purchaser that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct.

         SECTION 2.1 ORGANIZATION AND QUALIFICATION. The Company and each of the Company's subsidiaries, Kragen Auto Supply Co. and Schucks Distribution Co., being the only subsidiaries of the Company and being hereinafter collectively referred to as the "Subsidiaries", is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its businesses as they are now being conducted. The Company and each of the Subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a Material Adverse Effect. For purposes of this Agreements, a "Material Adverse Effect" shall be a material adverse effect on the business, financial condition or results of operations of the Controlling Stockholders, the Company and its Subsidiaries taken as a whole.

         SECTION 2.2 CAPITALIZATION.

         (a) The Company has 20,000 authorized shares of Common Stock, of which 2,000 shares are outstanding as of the date hereof, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights and except as set forth on the Disclosure Letter has no other securities authorized or outstanding. Except as set forth in the Disclosure Letter, on the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to grant, extend or enter into any such agreement or commitment.

         (b) CSK has 1,500 authorized shares of Common Stock, of which 100 shares are outstanding as of the date hereof, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights and except as set forth in the Disclosure Letter has no other securities authorized or outstanding. Except as set forth in the Disclosure Letter, on the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating CSK to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CSK or obligating CSK to grant, extend or enter into any such agreement or commitment. At the Closing, upon completion of each of the transactions specified in Section 1.2 hereof, Purchaser will acquire the Common Shares free and clear of all liens, encumbrances, security interests and claims of any kind.

         (c) Holdings has 1,000 authorized shares of Common Stock, of which 1,000 shares are outstanding as of the date hereof, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights and 50,000 authorized shares of Preferred Stock, all of which are validly issued and are fully paid, nonassessable and free of preemptive rights and except as set forth in the Disclosure Letter has no other securities authorized or outstanding.

Except as set forth in the Disclosure Letter, on the date hereof, there are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, or arrangements, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Holdings to issue, deliver to sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Holdings or obligating Holdings to grant, extend or enter into any such agreement or commitment.

         SECTION 2.3 PARENTS AND SUBSIDIARIES. Each of the Controlling Stockholders is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Controlling Stockholders is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all such other failures, have a Material Adverse Effect. Seller represents that (a) it has title to all of the outstanding shares of capital stock of CSK, (b) CSK has title to all of the outstanding shares of capital stock of Holdings subject to a pledge of shares which pledge will be released prior to the Closing Date, (c) Holdings has title to all of the outstanding shares of capital stock of the Company subject to a pledge of such shares to Transamerica Business Corporation referred to below, and (d) the Company has title to all of the outstanding shares of capital stock of each of the Subsidiaries (the capitalization of each of which is set forth in the Disclosure Letter) and that all such shares are validly issued, fully paid, nonassessable and free of preemptive rights, and will on the Closing Date be owned directly or indirectly by the Seller free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever other than liens granted to Transamerica Business Corporation and other commercial lenders (the "Transamerica Liens") under the Credit Agreement dated February 15, 1995 (the "Transamerica Loan") which will be released upon payment of the Transamerica Loan on Closing. There are no outstanding subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement, relating to the issuance, sale, voting, transfer, ownership, or other rights affecting any shares of capital stock of any Controlling Stockholder. Except as set forth in the Disclosure Letter, none of the Company, the Controlling Stockholders and the Subsidiaries (collectively, the "Group Companies") directly or indirectly owns an interest in any corporation, partnership, joint venture or other business entity. As of the Closing, Seller shall have assumed all liabilities of the Controlling Stockholders, except for any guarantees of liabilities or obligations of the Company, pursuant to the Assumption of Liabilities.

         SECTION 2.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS. (a) Each of the Seller, the Company and each of the Controlling Stockholders has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Seller, the Company and each of the Controlling Stockholders of the transactions contemplated hereby have been duly authorized, and no other corporate proceedings on the part of the parties are necessary to authorize the execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, the Company and each of the Controlling Stockholders and, assuming the due authorization, execution and delivery hereof by Purchaser, constitutes a valid and legally binding agreement of such parties enforceable against it in accordance with its terms except as may be limited by
(a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Seller, in its capacity as the sole shareholder of CSK, has approved the terms of this Agreement and the transactions contemplated hereby.

         (b) The execution of this Agreement by the Seller and the Controlling Stockholders does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller or any of the Group Companies under any of the terms, conditions or provisions of (i) the respective charters or By-Laws of the Seller or any of the Group Companies,
(ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunctions, writ, permit or license of any court or governmental authority applicable to the Seller or any of the Group Companies or of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Seller or any of the Group Companies is now a party or by which the Seller or any of the Group Companies or any of their respective properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) with respect to the Company, such violations, conflicts, breaches, defaults, termination, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Seller except for any filing by Seller required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act") due to the purchase of the Common Shares by Purchaser, and except, in the case of the Company, for such declarations, filings, registrations, notices, authorizations, consents or approvals the failure of which to make or obtain, as the case may be, will not, in the aggregate, have a Material Adverse Effect.

         SECTION 2.5 REPORTS AND FINANCIAL STATEMENTS. The Company has delivered to Purchaser true and complete copies of its (a) Registration Statement on Form S-1 and Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 26, 1996 and August 12, 1996, respectively, and a draft of Amendment No. 2 thereto which revised Amendment No. 1 to reflect financial data and financial statements for the fiscal quarter ended July 28, 1996 (collectively, the "Registration Statement") and (b) unaudited consolidated financial statements for the twenty-six weeks ended July 28, 1996 (the "Six Month Company Financial Statements"). As of its date of filing, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Registration Statement and the Six Month Company Financial Statements (collectively, the "Company Financial Statements") fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto), subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

         SECTION 2.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the Disclosure Letter or in the Registration Statement, neither the Company nor any of its Subsidiaries had at July 28,1996, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities, obligations or contingencies (a) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (b) which were incurred after July 28, 1996, and were incurred in the ordinary course of business and consistent with past practices and, except for any such liabilities, obligations or contingencies which (i) would not reasonably be likely, in the aggregate, to have a Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof.

         SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Disclosure Letter or in the Registration Statement, since July 28, 1996 there has not been any material adverse change in the business, operations, property, financial condition or the results of operations of the Company and its Subsidiaries, taken as a whole that would result in a Material Adverse Effect and the Company and its Subsidiaries have in all material respects conducted their respective businesses in the ordinary course consistent with past practice.

         SECTION 2.8 LITIGATION. The Disclosure Letter sets forth a description of all claims, suits, actions and proceedings pending or, to the knowledge of Seller and the Company, threatened against, relating to or affecting any of the Group Companies or their securities. Except as disclosed in the Registration Statement, the Company Financial Statements, or the Disclosure Letter, (a) there are no claims, suits, actions or proceedings pending or, to the knowledge of Seller and the Company, threatened, nor to the knowledge of Seller and the Company are there any investigations or reviews pending or threatened, against, relating to or affecting the Company or any of its Subsidiaries, which, if adversely determined, is reasonably likely to have a Material Adverse Effect;
(b) there have not been any developments since July 28, 1996 with respect to such claims, suits, actions, proceedings, investigations or reviews which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect; and (c) except as contemplated by the HSR Act filing, neither the Company nor any of its Subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or is reasonably likely to have a Material Adverse Effect.

         SECTION 2.9 NO VIOLATION OF LAW. Except as set forth in the Disclosure Letter or the Registration Statement, neither CSK, Holdings, the Company nor any of its Subsidiaries is in violation of, or, to the knowledge of the Seller or the Company, is under investigation with respect to or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment of any governmental or regulatory body or authority, except, in the case of the Company and the Subsidiaries, for violations which in the aggregate are not reasonably likely to have a Material Adverse Effect. The Company, the Subsidiaries and the Controlling Stockholders have all governmental permits, licenses, franchises and other governmental authorizations, consents and approvals (the "Company Government Approvals") necessary to conduct their businesses as presently conducted, except for those which the failure to obtain would not in the aggregate have a Material Adverse Effect.

         SECTION 2.10 COMPLIANCE WITH AGREEMENTS. Except as disclosed in the Registration Statement, the Company Financial Statements or the Disclosure Letter, the Seller and each of the Group Companies are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party (or both), could result in a default under, (i) the respective charters or by-laws of the Seller or any of the Group Companies or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Seller or any of the Group Companies is a party or by which any of them is bound or to which any of their property is subject, except for such breaches, violations and defaults which would not reasonably be likely to have, in the aggregate, a Material Adverse Effect.

         SECTION 2.11 BROKERS AND FINDERS. Neither Seller, nor the Controlling Stockholders or the Company, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage or finders' fees in connection with the transactions contemplated hereby.

         SECTION 2.12 ACQUISITION FOR INVESTMENT. Seller is acquiring the Seller's Common Shares and Transatlantic is acquiring the Series A CSK Notes for investment for their own respective accounts and not with a view to any resale or distribution thereof.

         SECTION 2.13 CONTROLLING STOCKHOLDERS. Except as set forth in the Disclosure Letter, each of CSK and Holdings (i) conducts no activities other than, directly or indirectly, holding the shares of Holdings, and the Company and paying salaries and office expenses (which payment activities will cease prior to the Closing); (ii) conducts no operations other than holding such securities and paying such salaries and office expenses; (iii) except as set forth in clauses (i) and (ii), has no assets, liabilities (whether absolute, accrued, contingent or otherwise) or obligations of any nature; (iv) is not a party to any contract, agreement or understanding other than this Agreement and other agreements executed in connection with the transactions contemplated hereby. Each of CSK and Holdings is not and has never been a party to or the subject of any claim, suit, action, proceeding, investigation or review, and is not and has never been subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority.

         SECTION 2.14 REAL PROPERTY HOLDING CORPORATION. None of the Controlling Stockholders, the Company nor either of the Subsidiaries is a United States Real Property Holding Corporation (a "USRPHC") within the meaning of Section 897 of the Code and was not a USRPHC on any "determination date" (as defined in ss.1.897-2(c) of the Treasury Regulations) that occurred in the five-year period preceding the Closing Date.

         SECTION 2.15 SHAREHOLDER APPROVAL. Appropriate shareholder approval in form and substance reasonably satisfactory to Purchaser has been obtained by the Company and any relevant Subsidiary under Internal Revenue Code Section 280G that will exempt the Company and any relevant Subsidiary from any loss of deduction under Code Section 280G and exempt any recipient from an excise tax under Code Section 4999 for any excess parachute payments paid or payable to any employee as a result of the transactions contemplated herein.

         SECTION 2.16 DEDUCTIBLE EXPENSES. By the time of the Closing, CSK and Holdings will have incurred aggregate net deductible expenses in excess of income for its 1995 and 1996 (through the Closing) fiscal years of not less than $1,500,000.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

         SECTION 3.1 ORGANIZATION OF PURCHASER. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         SECTION 3.2 AUTHORIZATION; NON CONTRAVENTION; APPROVALS. (a) Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized, and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and assuming the due authorization, execution and delivery hereof by Seller, the Company and each of the Controlling Stockholders, constitutes a valid and legally binding agreement of Purchaser enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

         (b) The execution of this Agreement by Purchaser does not, and the consummation of the transactions contemplated hereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (i) the charter or By-Laws of the Purchaser, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunctions, writ, permit or license of any court of governmental authority applicable to the Purchaser or its properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Purchaser is now a party or by which Purchaser or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, termination, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on Purchaser.

         (c) No declaration, filing or registration with, or notice to, or authorization, consent or approval of, governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

         SECTION 3.3 BROKERS AND FINDERS. Neither the Purchaser nor any of its officers, directors or employees has employed any broker or finder or incurred any brokerage or finders' fees in connection with the transactions contemplated hereby.

         SECTION 3.4 ACQUISITION FOR INVESTMENT. Purchaser is acquiring the Common Shares and the Purchaser Designee is acquiring the Series B CSK Notes for investment for their own respective accounts and not with a view to any resale or distribution thereof.

                                   ARTICLE IV

                       COVENANTS OF PURCHASER AND SELLER

         SECTION 4.1 ACCESS TO INFORMATION; CONFIDENTIALITY. Seller and the Company shall, upon reasonable notice, (a) give or cause to be given to Purchaser and its advisors, during regular business hours and in a manner so as not to disrupt the business of the Company while recognizing the confidential and sensitive nature of the transaction contemplated hereby, reasonable access to all of the properties, documents and records of the Group Companies, and (b) provide or cause to be provided to Purchaser such copies or extracts of the Group Companies' documents and records as Purchaser may reasonably request. In the event that this Agreement shall be terminated, Purchaser shall forthwith return all such copies and extracts to Seller or the Company. All of the terms and provisions of the letter agreement dated July 19, 1996, with respect to, among other things, confidential treatment of information provided to Purchase and/or its affiliates (the "Confidentiality Agreement"), shall survive the execution, Closing and any termination of this Agreement.

         SECTION 4.2 CONDUCT OF BUSINESS. From the date hereof to the Closing Date, Seller, except as otherwise permitted by this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed) will cause the Group Companies to continue the operation of their business in the ordinary course and will use its best efforts to cause the Group Companies: (a) to preserve the business organization of the Company substantially intact, to keep available to Purchaser the services of the Vice Presidents of the Company and to preserve for Purchaser the goodwill of the customers of the Company; and (b) to maintain its assets and properties in at least as good order and condition as exists on the date hereof, subject to ordinary wear and tear. Without limiting the generality of the foregoing, except in the ordinary course of business or as otherwise permitted by this Agreement or consented to in writing by Purchaser (which consent shall not be unreasonably withheld or delayed), Seller will use its best efforts to cause the Group Companies to refrain from (i) incurring any obligation or liability (absolute, accrued, contingent or otherwise), (ii) granting any increase in compensation payable or to become payable to any employee of the Company outside of the ordinary course of business, or (iii) making or authorizing any capital expenditure for addition to plant and equipment of the Company.

         SECTION 4.3 NO ORGANIC CHANGE. Seller shall not cause or suffer to occur any amendment to be made to the Company's or any Controlling Stockholder's articles of incorporation or by-laws or any change to be made in their respective authorized or outstanding capital stock other than as contemplated by Section 4.14.

         SECTION 4.4 NO DIVIDENDS, STOCK ISSUANCE, ETC. Except as set forth in the Disclosure Letter and as contemplated herein, Seller shall not cause or suffer to occur (a) any declaration or payment of dividends or other distributions in respect of any shares of the Company's or any of the Controlling Stockholder's capital stock, or (b) the issuance, sale, other disposition, redemption, purchase or other acquisition by the Company or any of the Controlling Stockholders of any of its capital stock or securities convertible into its capital stock or any commitment so to do.

         SECTION 4.5 GOVERNMENT REVIEWS. Seller and Purchaser, within 5 business days after the execution and delivery of this Agreement, (a) will make (or cause their respective ultimate parent entities to make) required filings with, prepare applications to and conduct negotiations with each governmental agency as to which such filings, applications or negotiations are necessary or appropriate for the consummation of the transactions contemplated hereby, and
(b) will provide such information as each may be required to make such filings, prepare such applications and conduct such negotiations. Seller and Purchaser will cooperate with each other and use their best efforts to assist the other in making and pursuing such filings and applications as expeditiously as practicable and conducting such negotiations and promptly will respond to all requests for additional information or documentation.

         SECTION 4.6 FINANCING. Purchaser shall arrange for financing for the Company consisting of an aggregate of $198,000,000 plus an amount equal to the difference between $70,000,000 and the sum of the CSK Purchaser Notes Purchase Price plus the CSK Seller Notes Purchase Price, a portion of which may consist of a bank facility and high-yield subordinated debt substantially on the terms set forth on Exhibit E hereto, or alternative financing pursuant to a bridge financing, in either event, the proceeds of such financing being sufficient to consummate the transactions contemplated hereby.

         SECTION 4.7 STOCKHOLDERS' AGREEMENT. Purchaser, Seller, the Controlling Stockholders and the Company shall, at the Closing, enter into the Stockholders' Agreement in the form annexed hereto as Exhibit F (the "Stockholders' Agreement").

         SECTION 4.8 CHANGE OF NAME. Purchaser, Seller, the Company and each of the Controlling Stockholders shall, at the Closing, take any and all actions necessary to amend the charter of the Company to change its name to "CSK Auto, Inc."

         SECTION 4.9 REPLACEMENT SALE-LEASEBACKS. Purchaser, Seller and the Company will use their respective best efforts following the Closing to obtain replacement financing for existing sale-leasebacks between the Company and affiliates of the Seller and, in connection therewith, will make such modifications to the terms of such sale-leaseback arrangements as may be necessary in order to make such financing competitive with similar financing being offered in the market; provided, however, that the Company shall not be required to modify the terms of any such lease so as to require annual rent of more than 13% of the sale proceeds paid by the Seller's affiliate. [In addition, prior to Closing, Seller shall cause its affiliate Transatlantic Realty Ltd. and the Company to enter into amendments of existing leases from previously concluded sale-leaseback transactions to delete therefrom all purchase options in favor of the tenant other than those arising as a result of casualty, condemnation, or environmental contamination.

         SECTION 4.10 FULFILLMENT OF CONDITIONS. Subject to the terms of this Agreement, Purchaser and Seller shall each use its best efforts to perform, comply with and fulfill all obligations, covenants and conditions required by this Agreement to be performed, complied with or fulfilled on its part prior to or at the Closing and to take all action necessary to cause the Closing to occur on or prior to October 31, 1996.

         SECTION 4.11 FURTHER ASSURANCES. Subject to the terms of this Agreement, Purchaser and Seller shall each use its best efforts at any time and from time to time prior to, at or after the Closing to execute and deliver to the other such further documents and instruments and to take all such further actions as the other reasonably may request in order to consummate the transactions contemplated by this Agreement.

         SECTION 4.12 ACCESS TO INFORMATION. Subsequent to the Closing Date, Purchaser, upon reasonable notice and not in a manner which is disruptive to the Company's business, shall (a) give or cause to be given to the individuals who have been designated by Seller pursuant to the Stockholders' Agreement to be members of the Company's Board of Directors, and to each consultant or advisor from time to time selected by such individuals on behalf of and in their capacity as agent for any persons or entities holding from time to time at least 10% of the then current voting power of CSK, at reasonable times, full access to the documents and records of the Company and (b) provide or cause to be provided to such individuals on behalf of any such stockholders, such copies of the Company's documents and records as such individuals may reasonably request.

         SECTION 4.13 REPAYMENT OF CSK NOTES. Purchaser and Seller agree to cause CSK to pay, and CSK agrees to pay, from the proceeds of any public offerings of equity securities by CSK or any of its direct or indirect subsidiaries immediately following each such public offering, to the full extent permitted by the terms of such offerings and the terms of the financing contemplated by Section 4.6, and subject to the overall best interests of the stockholders of CSK, all then outstanding principal and unpaid interest on the Series A CSK Notes and the Series B CSK Notes; provided, however, that if the offering proceeds of any such public offering are insufficient to pay in full the outstanding principal and interest remaining on the CSK Notes at the time of such offering, (i) up to the first $40,000,000 of such proceeds will be used to pay all of the then outstanding principal and unpaid interest on the Series A CSK Notes and an equal amount of the then outstanding principal and unpaid interest on the Series B CSK Notes on a pro rata basis, and (ii) any additional proceeds will be used to pay any remaining outstanding principal and unpaid interest on the Series B CSK Notes. Any remaining balances due on Series A CSK Notes and the Series B CSK Notes after application of the proceeds of a public offering will be paid with the proceeds of subsequent public offerings in the manner provided by this Section 4.13.

         SECTION 4.14 RECAPITALIZATION OF CSK. Purchaser, Seller and CSK shall, at the Closing, take any and all actions necessary to cause CSK to recapitalize its authorized classes of capital stock in accordance with the Restated Certificate of Incorporation attached as Exhibit G hereto. Such recapitalization shall be effected by the filing of such Restated Certificate of Incorporation substantially in the form so attached.

         SECTION 4.15 EQUITY PARTICIPATION AGREEMENTS. The Purchaser and Seller shall cause the Company to make any payments which shall become due pursuant to the Equity Participation Agreements listed on Exhibit H hereto (the "Participation Agreements") in the amounts set forth thereon to the persons designated thereon (the "Participants"), provided that such payments to each Participant shall be subject to the execution by such Participant of a waiver to the effect that such payments represent all payments due such Participant under his Participation Agreement, and the Seller shall reimburse the Company for 60% of amounts which, pursuant to the terms of the Participation Agreements, are payable one year after the Closing Date (excluding any such amounts payable on account of interest). Such reimbursement will be made, after such due date, promptly upon notice from Purchaser to Seller that such amounts have been paid.

         SECTION 4.16 MANAGEMENT EQUITY PURCHASERS. Notwithstanding any provision hereof to the contrary, (a) Purchaser agrees that any shares of capital stock of CSK to be purchased by John Antioco or any other person selected as Chief Executive Officer of the Company in connection with the transactions contemplated hereby, shall be purchased from Purchaser, (b) Seller agrees that any shares of capital stock of CSK to be purchased by James Bazlen in connection with the transactions contemplated hereby, shall be purchased from Seller, and (c) Purchaser and Seller agree that any shares of capital stock of CSK to be purchased by the Participants other than James Bazlen in connection with the transactions contemplated hereby, shall be purchased from CSK and that the relative percentages of voting power and economic value represented by the Common Shares and the Seller Common Shares shall not be affected by such sales.

                                   ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions:

         SECTION 5.1 NO PROCEEDINGS. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the Purchaser shall use its best efforts to seek to obtain the removal of such injunction, order, decree or ruling.

         SECTION 5.2 REPRESENTATIONS AND WARRANTIES; COVENANTS. All representations and warranties of Seller contained in this Agreement shall be true and correct at and as of the Closing Date as though made at such time; provided, however, that except with respect to the representations and warranties contained in Sections 2.1, 2.2, 2.3, and 2.4, such representations and warranties which are not otherwise qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date, as though made at such time. Seller shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller prior to or on the Closing Date.

         SECTION 5.3 SALE LEASEBACK FINANCING. A company which is directly or indirectly owned by Seller shall immediately prior to the Closing enter into an agreement substantially in the form of Exhibit I hereto, pursuant to which it shall agree to provide up to $50,000,000 of financing (at any time outstanding) to the Company.

         SECTION 5.4 LEGAL OPINION. Purchaser shall have received the favorable opinions of counsel to each of Seller, CSK and the Company, with respect to the matters referred to in Section 2.1, the first three sentences of Section 2.3, and Sections 2.4 and 2.10. The opinion with respect to Section 2.4 which, as to the Controlling Stockholders, shall be rendered by Parker Chapin Flattau & Klimpl, LLP, shall rely, to the extent reasonable, on the opinions of local counsel and need not address the enforceability or non-contravention of the Restated Certificates of Incorporation or of the Stockholders' Agreement to the extent its enforceability is impacted by the Restated Certificate of Incorporation.



                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction at or prior to Closing of each of the following conditions:

         SECTION 6.1 EXPIRATION OF THE HSR WAITING PERIOD; NO PROCEEDINGS. Any applicable waiting periods under the HSR Act shall have expired or been terminated with respect to any filing required as a result of the Purchase of Common Shares by Purchaser. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court of competent jurisdiction or by governmental, regulatory or administrative agency or commission, shall be in effect which shall have the effect of preventing the consummation of the transactions contemplated by this Agreement; provided, however, that the Seller shall use its best efforts to seek to obtain the removal of such injunction, order, decree or ruling.

         SECTION 6.2 REPRESENTATIONS AND WARRANTIES; COVENANTS. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date as though made at such time, provided, however, that except with respect to the representations and warranties contained in Sections 3.1 and 3.2, such representations and warranties which are not otherwise qualified as to materiality shall be true and correct in all material respects at and as of the Closing Date, as though made at such time. Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions required by this Agreement to be performed or complied with by Purchaser prior to or on the Closing Date.

         SECTION 6.3 DIVIDENDS AND REDEMPTION. At the Closing, the Company shall have declared and paid a dividend to Holdings which shall have declared and paid a dividend to CSK, each in such amount that when added to the proceeds from the sale of the CSK Notes shall be sufficient to complete the redemption contemplated in Section 1.2(d) and to pay the Redemption Price. Purchaser agrees to take whatever action may be required of it to authorize and permit the declaration and payment of such dividends and to effect such redemption.

         SECTION 6.4 LEGAL OPINION. Seller shall have received the favorable opinions of counsel to Purchaser, with respect to the matters referred to in Sections 3.1 and 3.2. The opinion with respect to the third sentence of Section 3.2(a) with respect to enforceability, which shall be rendered by Gibson Dunn & Crutcher, LLP, shall rely, to the extent reasonable, on the opinions of local counsel.

                                  ARTICLE VII

                                INDEMNIFICATION

         SECTION 7.1 INDEMNIFICATION BY SELLER.

         (a) From and after the Closing Date, Seller will indemnify Purchaser for and hold Purchaser harmless from any and all Purchaser's Damages (as defined below) in the manner and to the extent set forth in this Section 7.1.

         (b) The term "Purchaser's Damages" shall include all losses, costs, expenses (including attorney's fees and expenses and other costs and expenses incident to any suit, action, investigation, claim or proceeding), fees, liabilities and damages sustained by Purchaser arising from any failure of a representation or warranty of Seller contained in this Agreement to be true and correct at and as of the Closing Date (ignoring for this purpose all qualifications as to materiality in such representations or warranties); provided, however, that Seller shall not be liable for more than $25,000,000 in the aggregate for all claims (other than claims arising from fraudulent misrepresentation by Seller which shall be excluded from such limitation) for Purchaser's Damages under this Section 7.1; and, provided, further however, that Seller shall not have any obligation to indemnify Purchaser for any of Purchaser's Damages unless and until, and only to the extent, Purchaser has suffered Purchaser's Damages in excess of $2,000,000. The indemnity and hold harmless provisions set forth in this
Section 7.1 shall cover all Purchaser's Damages and shall be the sole and exclusive remedy of Purchaser after the Closing for any breach of a representation or warranty of Seller other than a fraudulent breach or misrepresentation. The obligation of Seller to indemnify Purchaser for, and hold Purchaser harmless against Purchaser's Damages under this Section 7.1 shall survive the Closing for a period of six months, except to the extent that a claim with respect to Purchaser's Damages under this Section 7.1 is asserted in good faith in writing prior to the expiration of such six-month period, specifying in reasonable detail the representation or warranty that allegedly has been breached and furnishing the basis for such allegation.

         SECTION 7.2 INDEMNIFICATION BY PURCHASER.

         (a) From and after the Closing Date, Purchaser will indemnify Seller for and hold Seller harmless from any and all Seller's Damages (as defined below) in the manner and to the extent set forth in this Section 7.2.

         (b) The term "Seller's Damages" shall include all losses, costs, expenses (including attorney's fees and expenses and other costs and expenses incident to any suit, action, investigation, claim or proceeding), fees, liabilities and damages sustained by Seller arising from any breach of a representation or warranty of Purchaser contained in this Agreement. The indemnity and hold harmless provisions set forth in this Section 7.2 shall cover all Seller's Damages and shall be the sole and exclusive remedy of Seller after the Closing for any breach of a representation or warranty of Purchaser other than a fraudulent breach or misrepresentation. The obligation of Purchaser to indemnify Seller for, and hold Seller harmless against, Seller's Damages under this Section 7.2 shall survive the Closing for a period of six months, except to the extent that a claim with respect to Seller's Damages shall be valid unless asserted in good faith in writing prior to the expiration of such six-month period, specifying in reasonable detail the representation or warranty that allegedly has been breached and furnishing the basis for such allegation.

         SECTION 7.3 LEGAL PROCEEDINGS.

         (a) If any legal proceedings shall be instituted, or any claim or demand made against an indemnified party in respect of which an indemnifying party may be liable hereunder, the indemnified party shall give prompt written notice thereof to the indemnifying party. The indemnifying party, at its option and expense, may participate in and/or assume the control of the defense of any such legal proceeding and the negotiation and settlement of any such claim or demand, and the indemnifying party shall have the absolute right, in its sole discretion and without the consent of the indemnified party, to settle any such legal proceeding, claim or demand; provided, however, that the indemnifying party (i) will afford the indemnified party an adequate opportunity to participate in such defense or negotiation and settlement, at the indemnified party's expense, and (ii) may not, in defense of any such proceeding, claim or demand, except with the written consent of the indemnified party, which consent shall not be unreasonably withheld, consent to the entry of any judgment or enter into any settlement unless the consented to judgment or settlement involves only the payment of money damages by the indemnifying party requires, as a term thereof, the giving by the claimant or plaintiff to the indemnified party of a release from liability in respect thereof and does not impose any injunction or any other equitable relief upon the indemnified party. After notice to the indemnified party of the indemnifying party's election to assume the control of the defense of any such proceeding or the negotiation and settlement of any such claim or demand, the indemnifying party shall be liable to the indemnified party in respect of legal or other expenses subsequently incurred by the indemnified party in connection with any such defense or negotiation or settlement only to the extent incurred at the request of the indemnifying party. As to those actions, claims or demands with respect to which the indemnifying party does not elect to assume the control of the defense or the negotiation and settlement, the indemnified party will afford the indemnifying party an adequate opportunity to participate in such defense or negotiation and settlement, at the indemnifying party's expense.

         (b) If the amount of Purchaser's Damages or Seller's Damages paid, at any time subsequent to such payment, shall be reduced by any recovery, settlement or otherwise, the amount of such reduction, less any expense incurred by the party receiving such recovery in connection therewith, shall be promptly repaid to the indemnifying party.

                                  ARTICLE VIII

                             TERMINATION OF AGREEMENT

         SECTION 8.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date as follows:

         (a) by the written consent of Seller and Purchaser;

         (b) by Seller, if the Closing Date shall not have occurred on or before November 15, 1996, for any reason other than the failure of Seller to perform its obligations hereunder or a failure of a representation or warranty of Seller to be true and correct at and as of the Closing Date;

         (c) by Purchaser, if the Closing Date shall not have occurred on or before November 15, 1996, for any reason other than the failure of Purchaser to perform its obligations hereunder or a failure of a representation or warranty of Purchaser to be true and correct at and as of the Closing Date;

         (d) by Seller, if there has been a breach by Purchaser of any covenant set forth herein or a failure of any condition to which the obligations of Seller hereunder are subject, and such breach or failure cannot be cured by the Closing Date and has not been waived; or if there has been a failure of a representation or warranty in this Agreement of Purchaser to be true and correct at and as of the Closing Date; provided, however, that except with respect to the representations and warranties contained in Sections 3.1 and 3.2, if the representation or warranty that shall have failed to be true and correct is not otherwise qualified as to materiality, it shall have failed to be true and correct in a material respect; or

         (e) by Purchaser, if there has been a breach by Seller of any covenant set forth herein or a failure of any condition to which the obligations of Purchaser hereunder are subject, and such breach or failure cannot be cured by the Closing Date and has not been waived, or if there has been a failure of a representation or warranty in this Agreement of Seller to be true and correct at and as of the Closing Date; provided, however, that except with respect to the representations and warranties contained in Sections 2.1, 2.2, 2.3 and 2.4, if the representation or warranty that shall have failed to be true and correct is not otherwise qualified as to materiality, it shall have failed to be true and correct in a material respect. Notwithstanding the foregoing, Purchaser may not terminate this Agreement and the transactions contemplated hereby if (i) the losses, costs, expenses, fees, liabilities and damages incurred or likely to be incurred by the Company due to the existence of the facts or circumstances which result in such breach or failure (the "Company Damages") are of a type that reasonably can be adequately remedied by the payment of money to the Company by Seller, (ii) (A) if the Company Damages arise out of a third-party claim, at the Closing Seller makes a payment (the "Escrow Funds") in an amount sufficient, in the good faith joint determination of Purchaser and Seller to satisfy such claim, to The Chase Manhattan Bank as escrow agent to be held pursuant to an escrow agreement which shall provide for distribution of the Escrow Funds only upon and in accordance with (i) the joint written instructions of Purchaser and Seller or (ii) the determination of a court of competent jurisdiction with respect to such third party claim, and shall be in such form as shall be reasonably acceptable to Purchaser and Seller, and (B) if the Company Damages do not arise out of a third-party claim, at the Closing Seller makes a payment (the "Cure Payment") to the Company in an amount sufficient, in the good faith determination of Purchaser, to restore the Company to the position it would have been in if such representation or warranty had been true and correct as stated, such condition had been satisfied, or such covenant had been complied with and (iii) after giving effect to such Escrow Payment or Cure Payment, such breach or failure is not reasonably likely to have a material adverse effect on the prospects for the Company's business. Purchaser shall in all cases provide Seller with an adequate opportunity to cure such breach or failure and Purchaser shall use its best efforts to assist Seller in its efforts to cure such breach or failure. In addition, notwithstanding Seller's delivery of the Cure Payment at the Closing, if Seller disputes Purchaser's determination as to the amount of the Cure Payment and the portion of the Cure Payment disputed by Seller is less than $20,000,000, Seller shall have the right to dispute the amount of the Company Damages paid by Seller at the Closing, by providing Purchaser with written notice of such dispute (the "Disputed Damages Amount") within ten calendar days following the Closing, in which event Purchaser and Seller shall use their best efforts for a period of 30 calendar days after Seller's delivery of such notice (or such longer period as they shall agree) to resolve any disagreements over the Disputed Damages Amount. If, at the end of such period, Purchaser and Seller are unable to resolve such disagreements, they shall each select one accounting firm, which firms shall resolve any remaining disagreements. Purchaser and Seller shall use their best efforts to cause such accounting firms to make their determinations within 30 calendar days. If, at the end of such period, such accounting firms are unable to resolve such disagreements, they shall select a third accounting firm which shall resolve any remaining disagreements. The determination of such third accounting firm shall be final, binding and conclusive on all parties. Purchaser and Seller shall use their best efforts to cause the third firm to make its determination within 30 calendar days. Within five business days of such determination, the amount, if any, by which it is determined that the amount of the Cure Payment exceeded the actual amount of the Company Damages shall be paid by the Company to Seller in the same manner as the Purchase Price is to be paid by Buyer pursuant to
Section 1.1. Seller shall, under all circumstances, maintain the right at any time prior to or following the

Closing to contest the breach or failure alleged by Purchaser and, if after the Closing, to seek a return of all or any portion of the Cure Payment made by Seller to the Company at the Closing pursuant to this Section.

         SECTION 8.2 OBLIGATIONS UPON TERMINATION; CURE. If this Agreement shall be terminated pursuant to Section 8.1, neither party shall have any further obligation to the other, except as set forth in the last sentence of
Section 4.1; provided, however, that if Seller or Purchaser shall terminate this Agreement pursuant to Section 8.1(d) or 8.1(e), it is expressly understood that remedies for breach of contract and damages also shall survive such termination unimpaired.

                                   ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.1 PUBLICITY. Prior to and following the Closing, Purchaser and Seller shall consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to approval by the other party, except as may be required by law.

         SECTION 9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Article II and the representations and warranties of Purchaser contained in Article III shall survive for a period of six months after the Closing Date, except as to any alleged inaccuracy or breach thereof of which any party, prior to the termination of such six-month period, shall have advised the other party in writing, specifying in reasonable detail the representation or warranty that is alleged to be inaccurate or that is alleged to have been breached and the basis for such allegation.

         SECTION 9.3 NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; the next business day after transmission if transmitted by telecopy, electronic or digital transmission method; the next business day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

         If to Purchaser:

                  c/o Investcorp Management Services Limited
                  P.O. Box 1111
                  West Wind Building
                  George Town, Grand Cayman
                  British West Indies
         with a copy to:

                  Charles K. Marquis, Esq.
                  Gibson Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York 10166

         If to Seller:

                  The Carmel Trust
                  c/o Mr. Robert Smith
                  12 Dunbar Road
                  Toronto, M4W 2X6
                  Canada

         with a copy to:

                  Parker Chapin Flattau & Klimpl, LLP
                  1211 Avenue of Americas
                  New York, New York 10036
                  Attention:  Mark S. Hirsch, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

         SECTION 9.4 CHOICE OF LAW; SERVICE OF PROCESS. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of New York without reference to its choice of law provisions (other than Section 5-1401 of New York's General Obligations
Law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. Each party to this Agreement irrevocably consents to the jurisdiction and venue of any state or federal court situated in the City of New York, waives any objection or defense to any such jurisdiction or venue as an inconvenient forum, and consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the mailing of copies of such process to such party at its address specified in Section 9.3 hereof.

         SECTION 9.5 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, together with all exhibits and schedules hereto (including the Disclosure Letter), and the Confidentiality Agreement constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties except as otherwise provided herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         SECTION 9.6 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 9.7 SUCCESSORS AND ASSIGNS; ASSIGNMENT. All covenants, promises and agreements by or on behalf of the parties contained in this Agreement shall inure to the successors and assigns of the parties; but nothing in this Agreement, express or implied, is intended to confer on Purchaser or Seller the right to assign its rights or obligations hereunder (other than to an affiliate in the case of Purchaser).

         SECTION 9.8 AMENDMENTS, SUPPLEMENTS, WAIVERS. No amendment, supplement or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties hereto in the case of an amendment or supplement and by the waiving party in the case of a waiver.

         SECTION 9.9 SECTION HEADINGS. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.10 SPECIFIC PERFORMANCE. Inasmuch as the irreparable damage will result in the event that this Agreement is not specifically enforced and the parties hereto agree that any damages available at law for a breach of this Agreement would not be an adequate remedy, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

         SECTION 9.11 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                    TEMPE LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Martonmere Services Ltd., Director
                                             -----------------------------------


                                    SCOTTSDALE LIMITED


                                    By:
                                        ----------------------------------------
                                    Title:   Martonmere Services Ltd., Director
                                             -----------------------------------

                                    SOUTH MOUNTAIN LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Martonmere Services Ltd., Director
                                             -----------------------------------

                                    CHANDLER LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Martonmere Services Ltd., Director
                                             -----------------------------------

                                    GILA LIMITED



                                    By:
                                        ----------------------------------------
                                    Title: The Director Ltd., Director
                                           -------------------------------------

                                    INVESTCORP INVESTMENT EQUITY
                                    LIMITED



                                    By:
                                        ----------------------------------------
                                    Title: The Director Ltd., Director
                                           -------------------------------------

                                    BALLET LIMITED


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------


                                    DENARY LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                    GILA LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                    INVESTCORP INVESTMENT EQUITY
                                    LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------

                                    BALLET LIMITED


                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------


                                    DENARY LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    GLEAM LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    HIGHLANDS LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    NOBLE LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    OUTRIGGER LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    QUILL LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    RADIAL LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    SHORELINE LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    ZINNIA LIMITED



                                    By:
                                        ----------------------------------------
                                    Title:   Authorized Representative
                                           -------------------------------------

                                    CSK GROUP, LTD.



                                    By:
                                        ----------------------------------------
                                    Title:     EVP
                                           -------------------------------------

                                    CSK HOLDINGS, LTD.




                                    By:
                                        ----------------------------------------
                                    Title:     EVP
                                           -------------------------------------

                                    THE CARMEL TRUST




                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------